Exhibit 99.1

Beverly National Corporation Press Release

FOR IMMEDIATE RELEASE	Contact:	Michael O. Gilles
978-720-1226

BEVERLY NATIONAL CORPORATION

ANNOUNCES PAYMENT OF REGULAR QUARTERLY DIVIDEND

OF $0.20 PER SHARE ON ITS COMMON STOCK

(Beverly, MA) January 13, 2009—Don Fournier, President and Chief Executive Officer of Beverly National Corporation (AMEX: “BNV”) (the “Company”) and its subsidiary Beverly National Bank (the “Bank”), today announced that on January 27, 2009 the Company will pay its regular quarterly dividend on its common stock of $0.20 per share to holders of record on January 20, 2009. This dividend was declared by the Board on January 6, 2009.

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, MA, and operates full-service branch offices in Downtown Beverly, Cummings Center – Beverly, North Beverly, Danvers, Hamilton, Manchester-by-the-Sea, Salem and Topsfield. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.